SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

     On July 22, 2003, Centex Corporation (“Centex”) filed a Current Report on Form 8-K, dated July 22, 2003, reporting that (i) Centex, ARG Merger Corporation, a wholly owned subsidiary of Centex, and Centex Construction Products, Inc. (“CXP”) had entered into an Agreement and Plan of Merger (the “Merger Agreement”) and (ii) Centex and CXP had entered into a Distribution Agreement (the “Distribution Agreement”), in order to facilitate the distribution (the “Distribution”) by Centex of its entire equity interest in CXP to the holders of Centex’s common stock, par value $.25 per share, in a tax-free transaction. This Current Report on Form 8-K/A amends the previously filed Form 8-K as described below.

Item 5. Other Events and Regulation FD Disclosure.

     Centex is hereby filing as Exhibit 99.1 to this Form 8-K/A, a press release, dated January 8, 2004, announcing that the stockholders of Centex Construction Products, Inc. have approved a proposal to reclassify the common stock of CXP into two classes, paving the way for the distribution by Centex to its stockholders, on a tax-free basis, of all shares of CXP held by Centex.

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 8, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ Raymond G. Smerge

Name: Raymond G. Smerge
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: January 8, 2004.

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 8, 2004.

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